UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
May 23, 2023
Date of Report (Date of earliest event reported)

The Duckhorn Portfolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40240	81-3866305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1201 Dowdell Lane
Saint Helena, CA 94574
(Address of principal executive offices) (Zip Code)
(707) 302-2658
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NAPA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Duckhorn Portfolio, Inc. (the “Company”) announced that Jennifer Fall Jung, age 52, will serve as the Company’s Executive Vice President, Chief Financial Officer, effective June 19, 2023 (the “Effective Date”).

Ms. Fall Jung most recently served as Chief Financial Officer of Funko, Inc. from August 2019 to February 2023. Ms. Fall Jung previously held a variety of roles at Gap Inc., including SVP Corporate Finance and Investor Relations from January 2017 to March 2018 and CFO and SVP Global Old Navy and Head of International from November 2012 to January 2017. Ms. Fall Jung earned a Master of Business Administration and a Bachelor of Science in Business Administration from San Diego State University.

In connection with Ms. Fall Jung’s appointment, the Company entered into an employment agreement with Ms. Fall Jung (the “Employment Agreement”), pursuant to which Ms. Fall Jung will be entitled to receive an annual base salary of $500,000 and eligible to receive an annual bonus with a target equal to 60% of her annual base salary beginning in fiscal year 2024. In addition, the Employment Agreement provides that, subject to approval by the compensation committee of the Company’s Board of Directors, Ms. Fall Jung will be granted a number of restricted stock units calculated by dividing $112,500 by the closing price of the Company’s common stock on the Effective Date and an option to purchase the number of shares of Company’s common stock equal to the product of three and the number of restricted stock units to be granted to Ms. Fall Jung, in each case, pursuant to the Company’s 2021 Equity Incentive Plan.

Under the Employment Agreement, if Ms. Fall Jung’s employment is terminated by the Company without Cause or by Ms. Fall Jung for Good Reason (as each term is defined in the Employment Agreement), she will be entitled to receive base salary continuation for twelve months, reimbursement of COBRA premiums for up to twelve months (based on the portion of monthly health premiums paid by the Company immediately prior to her termination), and any annual bonus for the fiscal year prior to the fiscal year in which such termination occurs, to the extent not yet paid, in each case, subject to her execution of a separation agreement containing a general release of claims.

Under the Employment Agreement, Ms. Fall Jung agreed not to compete with the Company, solicit any customer, vendor, supplier or other business partner, or any prospective customer, vendor, supplier or other business partner or hire or engage any employee during her employment. She also agreed to not solicit any employee or independent contractor during and for one year following her termination of employment, to a confidentiality covenant and to an assignment of intellectual property covenant.
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release regarding Ms. Fall Jung’s appointment is attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press release dated May 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Duckhorn Portfolio, Inc.

Date: May 23, 2023	By:	/s/ S.B.A. Sullivan
Sean Sullivan
Executive Vice President, Chief Strategy and Legal Officer